
<ARTICLE> 5
<LEGEND>
THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM FORM 10-K AND
IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER>  1000

<PERIOD-TYPE>                  12-MOS                   12-MOS
<FISCAL-YEAR-END>                    MAR-31-1998             MAR-28-1997
<PERIOD-START>                       MAR-29-1997             MAR-30-1996
<PERIOD-END>                         MAR-31-1998             MAR-28-1997
<CASH>                                    22,456                  14,729
<SECURITIES>                                   0                       0
<RECEIVABLES>                              7,750                   6,894
<ALLOWANCES>                                   0                       0
<INVENTORY>                               13,430                   7,959
<CURRENT-ASSETS>                               0                       0
<PP&E>                                   266,562                 154,133
<DEPRECIATION>                          (72,234)                (42,017)
<TOTAL-ASSETS>                           816,948                 472,921<F1>
<CURRENT-LIABILITIES>                          0                       0
<BONDS>                                  602,180                 341,655<F2>
<COMMON>                                 103,210                  53,265
<PREFERRED-MANDATORY>                          0                       0
<PREFERRED>                                    0                       0
<OTHER-SE>                              (44,465)                (29,702)
<TOTAL-LIABILITY-AND-EQUITY>             816,948                 472,921<F3>
<SALES>                                        0                       0
<TOTAL-REVENUES>                         324,887                 206,852
<CGS>                                          0                       0
<TOTAL-COSTS>                            217,333                 139,446
<OTHER-EXPENSES>                          83,093                  53,081<F4>
<LOSS-PROVISION>                               0                       0
<INTEREST-EXPENSE>                        44,662                  26,859
<INCOME-PRETAX>                         (20,201)                (12,534)
<INCOME-TAX>                             (5,334)                 (2,307)<F5>
<INCOME-CONTINUING>                     (14,867)                (10,227)
<DISCONTINUED>                                 0                       0
<EXTRAORDINARY>                                0                   (296)
<CHANGES>                                      0                       0
<NET-INCOME>                            (14,867)                (10,523)<F6>
<EPS-PRIMARY>                             (1.32)                  (1.14)
<EPS-DILUTED>                             (1.32)                  (1.14)

<F1> Includes Advance Location Payments of $74,026 and $38,472, contract Rights of $366,762 and $180,557 and Goodwill of $110,424 and $95,771, each net of accumulated amortization, for the years ended March 31, 1998 and March 28, 1997, respectively.

<F2> Includes $296,655 and $196,655 of 11 3/4 senior notes, as well as debt outstanding under a credit facility of $296,267 and $130,000 for the years ended March 31, 1998 and March 28, 1997, respectively.

<F3> Includes Accrued Rental Payments of $20,977 and $10,573 and Accrued
Interest of $13,993 and $9,712 for the years ended March 31, 1998 and March 28, 1997, respectively.

<F4> Include stock based compensation charges of $1,446 and $2,152 for the years ended March 31, 1998 and March 28, 1997, respectively.

<F5> The provision (benefit) for income taxes consists of $299 and $200 currently payable and ($5,633) and ($2,507) deferred, for the years ended March 31, 1998 and March 28, 1997, respectively.

<F6> In addition, EBITDA of $101,360 and $62,793, (earnings before interest, income taxes, depreciation and amortization) before the deduction for the stock-based compensation charge was generated for the reported periods. EBITDA is a meaningful measure of a company's ability to service debt.

